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Table of Contents

Exhibit 10.2

ALLIANCE DATA SYSTEMS CORPORATION

2004 Incentive Compensation Plan

(As Amended and Restated Effective January 1, 2004)

Table of Contents

Plan Philosophy
Effective Date
Eligibility
Base Compensation Used in Calculating IC Payout
Determining IC Targets
IC Components
Standard Weightings Chart for IC Components
Determining Payment Calculations
Timing of Payment
Status Changes That May Affect IC Targets and Payouts
Other Terms and Conditions
Attachment A—Example Individual Expectations Worksheet
Attachment B—Performance/Payout Table

2

Plan Philosophy

The intent of the Alliance Data Systems Incentive Compensation ("IC") Plan ("Plan") is to:

•
Provide IC to round out an eligible associate's total compensation package in order to attract and retain high performing associates;
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Improve organizational performance by driving financial and individual performance and increasing associate satisfaction;
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Improve the alignment between strategic imperatives and initiatives with the Alliance Scorecard; and
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Provide an opportunity for associates to share in the success they help create.

Participation in this Plan reflects the importance of an associate's position and the impact that the associate's performance can have on the success of the Company.

Effective Date

The Plan Year is January 1, 2004 through December 31, 2004.

Eligibility

Subject to the provisions of this Plan, Associates are eligible to receive IC under this Plan if they are:

•
Employed by Alliance Data Systems Corporation or any of its subsidiaries (collectively, the "Company") and are either (a) a member of the Alliance Senior Leadership Team, as defined by the title Director through Chairman & CEO, or (b) in an Exempt position that is designated by the Senior Director of Compensation as IC eligible (currently jobs in pay grades 8-11, 21-23, 32-35, 94 and 95);
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Employed or promoted into an IC eligible position by the Company before October 1, 2004;
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On active status on the date of the award distribution or are eligible under the guidelines for retirement, disability or leave of absence; and
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In the case of part-time associates in one of the specified pay grades listed above, working a schedule equal to a minimum of 25 hours per week.

Associates are not eligible if they:

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Do not meet one of the eligibility requirements listed above;
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Are participating in a sales commission or other incentive plan, unless approved by the appropriate Executive Vice President of a Line of Business ("LOB") or of a Business Support Group ("BSG") and confirmed by the Senior Vice President of Human Resources and the Senior Director of Compensation;
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Are temporary or on-call associates or contractors;
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Are hired on or after October 1, 2004 or are promoted into an IC eligible pay grade on or after October 1, 2004; or
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Are on a documented performance improvement plan as of the date of award distribution.

Base Compensation Used in Calculating IC Payout

Annualized base pay as of October 1, 2004 will be used as part of the IC calculation. The IC target percentage(s) will be applied to October 1, 2004 base salary for purposes of calculating the dollar target amount.

3

Determining IC Targets

Each participant has an IC target. The Compensation Committee of the Board of Directors assigns IC targets for the Executive Committee members. IC targets for other positions are determined by the participant's manager using the guidelines established by the Senior Director of Compensation in the following table:

Grade Level	IC Target
Executive Committee Member	Determined by the Board's Compensation Committee
(Senior Vice President) 3	35% or 40% or 45%
(Vice President) 4	25% or 30% or 35%
(Director/Senior Director) 5	15% or 20% or 25%
8-10, 21-23, 33-35 and 95	10% or 15%
11, 32 and 94	5% or 10%

IC targets are set in 5% increments. When determining the appropriate target, the following are considered:

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The associate's position relative to those of other participants in the department;
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The associate's anticipated contribution to the organization's success; and
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Targeted total compensation package that is competitive with similar positions in the appropriate labor market or industry.

IC targets will be set at the beginning of the Plan year or at time of hire. If the IC target percentage changes, the manager will explain how the target will be prorated for payout purposes (if appropriate) and whether or not the performance expectations and weightings will change for the current Plan year.

IC Components

All performance goals should be established and communicated to the participant at the beginning of the Plan year or within 30 days of becoming a participant in the Plan. The degrees to which these performance goals are accomplished have an impact on the actual incentive earned from the Plan.

        Alliance Revenue and EBITDA Targets:    The Revenue and Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") targets make up 25%-75% of a participant's IC payment (see Standard Weightings Chart below).

        LOB Revenue and EBITDA Targets:    There are a number of financial measures that can be used to determine success for a particular area or individual. The appropriate Executive Vice President, along with the Senior Vice President of Human Resources and the Senior Director of Compensation will determine if sub-measures will be used for a particular LOB or a particular individual. However, it is intended that the Board of Directors approve the achievement of LOB Revenue and EBITDA for payout purposes.

4

        Associate Satisfaction Index:    The annual administration of the Associate Survey and the tracking of data (i.e., improvement expectations) are designed to motivate ongoing attention to issues that affect quality of client service, as well as the development and retention of associates. The Associate Satisfaction Index ("ASI") is a component of the Associate Survey process. The ASI component is designed to recognize and incent critical non-financial organizational factors that contribute to sustainable business performance and provide a competitive advantage in recruiting, developing and retaining high performing associates. Targets are set at the beginning of each year along with a payout schedule.

        Individual Expectations:    The Weightings Chart identifies those participants that have 25%—50% of their IC payments based upon the achievement of individual expectations or team strategic imperatives (or action steps to accomplish the strategic imperatives) as determined between the participant and his or her manager. A sample worksheet has been provided in Attachment A.

Standard Weightings Chart for IC Components

IC objectives are weighted to drive financial and individual performance and increase associate satisfaction. LOBs have the ability to use specific components that closely reflect Alliance Scorecard measurements. In addition, LOBs may adjust the standard components to include measurable financial drivers, such as bad debt or specific client revenue goals, with review and approval by the appropriate Executive Vice President, along with the Senior Vice President of Human Resources and the Senior Director of Compensation. The participant's grade/job level as of October 1, 2004 will be used to determine the overall weightings.

2004 IC Plan
Standard Components and Weightings

		Senior Leadership Team[1]	Exempts with Direct Supervisory Responsibility	All Other Exempts[2]
LOB	LOB EBITDA	50%	25%	25%
	LOB Revenue	25%	25%	25%
	Associate Satisfaction[3]	25%	25%	0%
	Individual Expectations[4]	0%	25%	50%
BSG	Alliance EBITDA	50%	25%	25%
	Alliance Revenue	25%	25%	25%
	Associate Satisfaction[3]	25%	25%	0%
	Individual Expectations[4]	0%	25%	50%

The LOB/BSG executive has some flexibility to establish targets that are important for the success of his or her respective area. The Individual Expectations weighting should not be used for SLT members unless it is used to drive financial performance. Any changes to the standard components, weightings or payout tables should be sent to the Senior Director of Compensation for approval by the appropriate Executive Vice President, along with the Senior Vice President of Human Resources.

The LOB/BSG has some flexibility in reassigning Revenue targets for those associates who fall into an all other eligible exempt category or in unique cases.
3
Some participants, such as National Account Managers ("NAMs"), may have more emphasis on client relationships than Associate Satisfaction. LOB/BSG executives can determine how they want to distribute the weightings for these positions.

Eligible exempt associates below the Director level should have Individual Expectations that support strategic imperatives ensuring the success of their LOB/BSG and the Company.

Determining Payment Calculations

        Attachment A:    Example Individual Expectations Worksheet

        The sample form is provided to facilitate the setting of the Individual Expectations. If a participant is being held accountable for a Company-level strategic imperative (or an action item to accomplish the strategic imperative for the LOB/BSG), that form may also be used. Regardless of the form used, an overall percentage of achievement of the Individual Expectations will be required at the end of 2004 in order to determine the dollar payment for this IC component.

        Attachment B:    Performance/Payout Table for Revenue, EBITDA, Associate Satisfaction and Individual Expectations

        Identifies the relationship between level of performance and the percentage to be paid for the achievement of the Alliance Revenue & Alliance EBITDA, LOB Revenue & LOB EBITDA, ASI and Individual Expectations targets. A minimum of 80% must be achieved for any payment to be received; performance of 120% or greater receives the maximum payment of 150%. Percentages are rounded to the nearer whole number.

        For BSGs, both the Alliance EBITDA and Alliance Revenue targets must be achieved at 100% or greater in order for ASI or Individual Expectations to be paid above 100% of target. For LOBs, both the LOB EBITDA and LOB Revenue targets must be achieved at 100% or greater in order for ASI or Individual Expectations to be paid above 100% of target.

Timing of Payment

IC earned for the 2004 Plan year is paid in the first quarter of the following year. A participant must be actively employed on the date payment is made to receive his or her award. Any participant who is on an approved leave of absence or disability leave but is still on active status will receive his or her payment even if he or she is not actively at work on the date payment is made.

Status Changes That May Affect IC Targets and Payout

Status changes can affect the amount of incentive a participant receives. Status changes include:

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Transfers;
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New Hires;
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IC Target Changes;
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Leaves of Absence; and
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Terminations.

        Transfers:    The LOB or BSG a participant is assigned to as of October 1, 2004 will be used to determine any payments dependent upon LOB/BSG level of performance (see Standard Weightings Chart). Year-end performance for the LOB/BSG will be used to calculate the incentive amount to be paid for this component. No prorating will be done for the amount of time spent in another LOB/BSG or in a different IC eligible grade over the Plan year without prior approval of the appropriate Executive Vice President, along with the Senior Vice President of Human Resources and the Senior Director of Compensation.

For the ASI component, leaders who have moved or transferred during the course of the year, and who could therefore have their compensation tied to different reporting groups, will be reviewed as follows:

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Determine where the associate spent the most time during the action planning cycle;
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Assess where the associate had the greatest opportunity to influence Associate Satisfaction; and
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Before the end of December, the appropriate HR Executive will make a report recommendation to the Senior Director of Compensation, to be approved by the appropriate Executive Vice President, along with the Senior Vice President of Human Resources.

        New Hires:    For associates hired between January 1 and September 30, 2004 into an IC eligible position, the base salary as of October 1, 2004 will be used to calculate the IC dollar target. The dollar target will be prorated as follows:

Hired Between These Dates	Prorated Amount
January 1-March 31	100%
April 1-June 30	75%
July 1-September 30	50%
October 1-December 31	No IC

For example, if an associate is hired on March 12, the IC dollar target will not be prorated. If an associate is hired on July 4, then the IC dollar target will be prorated by 50%.

        IC Target Changes:    For current Company associates, if there is a promotion or a grade level change during the Plan year but before October 1 which results in either (a) an associate becoming newly IC eligible or (b) a change in IC target, the IC target will be prorated according to the chart below depending on the associate's IC eligible effective date. Note: changes in IC targets after October 1, 2004 will not be used to calculate IC payout for the 2004 Plan year.

IC Eligible Effective Date Between These Dates	Prorated Amount For Old/New IC % Target
January 1-March 31	0%/100%
April 1-June 30	25%/75%
July 1-September 30	50%/50%
October 1-December 31	100%/0%

The base salary as of October 1 will be used to calculate the dollar target, even if there is a corresponding change in base salary at the time of the promotion or IC target change. For example, a grade level change in April results in an IC target change from 5% to 10% and a base salary change from $35,000 to $40,000. The base salary on October 1 is $40,000, so that is the salary used in the calculation. The IC dollar target is then calculated using the following formula:

	10/01 Base	IC	Target	Prorate	Subtotal
Old	$40,000	5%	$2,000	25%	$500
New	$40,000	10%	$4,000	75%	$3,000
TOTAL					$3,500

The participant's manager should communicate to the participant the new weightings of financial and Individual Expectations (if applicable).

        Leaves of Absence:    If a participant takes a leave of absence in excess of 30 consecutive days, either paid or unpaid, during the Plan year, he or she may be eligible for a prorated award at the discretion of the appropriate Executive Vice President, along with the Senior Vice President of Human Resources and the Senior Director of Compensation.

        Terminations:    If a participant terminates his or her position voluntarily or involuntarily during the Plan year, he or she will not be eligible for an IC payment because he or she would not be on active status on the date of the award distribution. If a participant retires, becomes disabled or dies during the Plan year, he or she may be eligible for a prorated award at the discretion of the appropriate Executive Vice President, along with the Senior Vice President of Human Resources and the Senior Director of Compensation. In the event of death, any incentive award is made to the beneficiary named in the Company-paid life insurance program.

Other Terms and Conditions

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All decisions by the Company will be final in the interpretation and administration of the Plan and shall lie within the Company's sole and absolute discretion. Decisions shall be final, conclusive and binding on all parties concerned.
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This Plan does not constitute a contract for the participant's continued employment with the Company. All Company associates are employed "at-will" which means either the Company or the associate may terminate the employment relationship at any time with or without cause.
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Participant's rights under the Plan may not be assigned or transferred in any way, except as otherwise set forth herein.
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The Alliance Data Systems 2004 IC Plan may be amended, modified, suspended or terminated by the Company at any time, without prior consent by or prior notice to associates. The Company at its sole discretion may change objectives at any time without prior consent by or prior notice to associates.
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The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make other segregation of assets to assure the payment of the amounts under the Plan. Rights to the payment of amounts under the Plan shall be no greater than the rights of the Company's general creditors.
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Texas state law governs the validity, construction, interpretation, administration and effect of the Plan and the substantive laws, but not the choice of law rules of the State of Texas, shall govern rights relating to the Plan.
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Generally, all applicable employment and tax deductions plus 401(k) contribution deferrals will be withheld from the IC payout.
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No associate has the right nor is guaranteed the right to participate in the Plan by virtue of being an associate or fulfilling any specific position with the Company. Selection for participation in the Plan is solely within the discretion of the Company. The Company may offer participation in the Plan to additional associates or terminate the participation of any participant in the Plan at any time during the Plan Year.
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Revenues and earnings classified as "windfalls" or business losses may or may not be excluded in whole or in part from the calculation of Revenue and EBITDA at the discretion of the Company.
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Notice to participate in the Plan shall not impair or limit the Company's rights to transfer, promote or demote Plan participants to other jobs or to terminate their employment, nor shall it create any claim or right to receive any payment under the Plan or any right to be retained in the employ of the Company.
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The Plan is established for the current fiscal year. There shall be no obligation on the part of the Company to continue the Plan in the same or modified form for any future years.
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In the event that a participant has a dispute concerning the administration of this Plan, it shall first be submitted in writing to the Senior Director of Compensation. In the event that the Senior Director of Compensation does not provide a response satisfactory to the participant within 30 business days, the participant may submit the dispute in writing within five business days thereafter to the Senior Vice President of Human Resources, whose decision regarding the dispute shall be final and binding on each participant or person claiming under the Plan.
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The Plan is effective January 1, 2004, and supersedes and replaces all previous IC Plans. All such previous plans, unless earlier terminated, are terminated at midnight, December 31, 2003. If not renewed by the Company, this Plan will automatically terminate on December 31, 2004.
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In the event an eligible associate's performance falls below satisfactory standards during the Plan year, the associate may receive a reduced IC payment, at the discretion of the Company, regardless of the performance results of the Company, LOB, BSG or the ASI results (if applicable).
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The Company, at its sole discretion, may adjust or modify the methodology for calculating IC payments, the eligibility for receiving IC payments, and the actual amount of IC payments. All adjustments or modifications must be approved by the CEO, the appropriate Executive Vice President, the Senior Vice President of Human Resources and the Senior Director of Compensation.

Attachment A

EXAMPLE INDIVIDUAL EXPECTATIONS WORKSHEET

Name:		Target IC (%):

Position Title:		Grade Level:

(a)	(b)	Ratings		(e)
Specific Expectations/Standards of Measure (Deliverables to be Achieved)	Accomplishments/Results (Actual Results Achieved in Performance Period)	(c) Weighting %	(d) Actual Perf. %	Overall Perf. Score % (c×d)
1.

2.

3.

4.

5.

100%
Total Score on Specific Expectations (add column "e")>

Signed by: Associate Manager

A-1

Attachment B

PERFORMANCE/PAYOUT TABLE
FOR REVENUE, EBITDA, ASSOCIATE SATISFACTION AND INDIVIDUAL EXPECTATIONS

	% of Objective(s) Achieved*	% Payout*
	79% or less	0%
80% is the threshold for performance achievements to result in a payout.	80%	65%
	81%	67%
	82%	69%
	83%	70%
	84%	72%
	85%	74%
	86%	76%
	87%	77%
	88%	79%
	89%	81%
	90%	83%
	91%	84%
	92%	86%
	93%	88%
	94%	89%
	95%	91%
	96%	93%
	97%	95%
	98%	96%
	99%	98%
	100%	100%	100% is the target for performance achievements to receive 100% payout.
	101%	102.5%
	102%	105.0%
	103%	107.5%
	104%	110.0%
	105%	112.5%
	106%	115.0%
	107%	117.5%
	108%	120.0%
	109%	122.5%
	110%	125.0%
	111%	127.5%
	112%	130.0%
	113%	132.5%
	114%	135.0%
	115%	137.5%
	116%	140.0%
	117%	142.5%
	118%	145.0%
	119%	147.5%
	120% or greater	150.0%	150% is the maximum payout level.

For business support groups, both Alliance EBITDA and Alliance Revenue targets must be achieved at 100% or greater in order for ASI or Individual Expectations to be paid above 100% of target. For lines of business, both LOB EBITDA and LOB Revenue targets must be achieved at 100% or greater in order for ASI or Individual Expectations to be paid above 100% of target.

B-1